Exhibit 99.1

LAZARD ANNOUNCES COMMENCEMENT OF SENIOR NOTES OFFERING

NEW YORK, November 1, 2016 – Lazard Ltd (NYSE: LAZ) announced today that its subsidiary Lazard Group LLC (“Lazard Group”) is commencing an offering of $300 million aggregate principal amount of senior notes due 2027 (the “Notes”). The Notes would be issued by Lazard Group and would be offered pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The Notes would be senior unsecured obligations of Lazard Group.

Lazard Group intends to use the net proceeds of the Notes offering to redeem or otherwise retire all $98.4 million in principal amount of its outstanding 6.85% Senior Notes due June 15, 2017 (the “Existing 2017 Notes”), in accordance with the terms of the indenture governing the Existing 2017 Notes, and to use the remaining amount for repurchases of shares of Lazard Ltd’s Class A common stock and for other general corporate purposes.

The Notes offering is being made solely by means of a prospectus supplement and accompanying prospectus. A copy of the preliminary prospectus supplement and the accompanying prospectus may be obtained by contacting Citigroup Global Markets Inc., by email at prospectus@citi.com, or by phone at (800) 831-9146. An electronic copy of the preliminary prospectus supplement, together with the accompanying prospectus, is also available on the SEC’s website, www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Existing 2017 Notes.

About Lazard

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 42 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our expectations regarding future results or events, many of which, by their nature, are inherently uncertain and outside of our control. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations.

LAZ-CPE

Media contact:	Investor contact:
Judi Frost Mackey, +1 212 632 1428	Armand Sadoughi, +1 212 632 6358
judi.mackey@lazard.com	armand.sadoughi@lazard.com